3/23/98

                           THE NATIONAL REGISTRY INC.
                             2502 ROCKY POINT DRIVE
                              TAMPA, FLORIDA 33607

                                                                April [10], 1998

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of The National Registry Inc. (the "Company"), to be held at 10:00 a.m., local time, on Tuesday, May 12, 1998, at the Tampa Bay Convention Center, 333 South Franklin Street, Meeting Room 4, Tampa, Florida 33602.

   Business scheduled to be considered at the meeting includes (a) the election of eight directors, (b) the consideration of a proposed amendment to the Company's Certificate of Incorporation (the "Certificate") to effect a reverse stock split of the Company's common stock, $.01 par value per share (the "Common Stock"), such that every six (6) shares of Common Stock outstanding on the effective date of such reverse stock split would be converted into one (1) share of Common Stock (the "Reverse Split"), (c) the consideration of a proposed amendment to the Certificate to decrease the number of authorized shares of Common Stock from the present amount of 75,000,000 shares to 25,000,000 shares,
(d) the consideration of a proposed amendment to the Company's 1992 Stock Incentive Plan (the "Plan") to, subject to the approval of the Reverse Split, increase the number of shares of Common Stock authorized for issuance under the Plan from 4,700,000 shares to 15,000,000 shares (2,500,000 shares if the Reverse Split is implemented) and (e) the ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for its fiscal year ending December 31, 1988. Additional information concerning these matters is included in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

   The Board of Directors of the Company recommends that you vote "FOR" the election of the eight nominees of the Board of Directors as directors, "FOR" the Reverse Stock Split, "FOR" the amendment of the Certificate to decrease the number of authorized shares of Common Stock from the present amount of 75,000,000 shares to 25,000,000 shares, "FOR" the amendment to the Plan to increase the number of shares of the Common Stock authorized for issuance under the Plan and "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998
 . The accompanying Proxy Statement provides further information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company's 1997 Annual Report on Form 10-K which contains information concerning the Company's 1997 fiscal year.

   Please complete, sign and return the enclosed proxy card as soon as possible. The Company's Board of Directors urges that all stockholders exercise their right to vote at the meeting personally or by proxy

                                          Sincerely,

                                          Jeffrey R. Anthony

                                          Chairman of the Board

                                                                         3/23/98

                           THE NATIONAL REGISTRY INC.
                             2502 ROCKY POINT DRIVE
                              TAMPA, FLORIDA 33607

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998

   Notice is hereby given that a Annual Meeting of Stockholders (the "Annual Meeting") of The National Registry Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday, May 12, 1998, at the Tampa Bay Convention Center, 333 South Franklin Street, Meeting Room 4, Tampa, Florida 33602 for the following purposes:

      1. To elect eight directors to serve for a term of one-year or until their successors have been duly elected and qualified;

      2. To approve the proposed amendment to the Company's Certificate of Incorporation (the "Certificate") to effect a reverse stock split of the common stock, $.01 par value per share (the "Common Stock"), such that every six (6) shares of Common Stock outstanding on the effective date of such reverse stock split would be converted into one (1) share of Common Stock (the "Reverse Split");

      3. To approve the proposed amendment to the Certificate to decrease the number of authorized shares of the Common Stock from the present amount of 75,000,000 shares to 25,000,000 shares;

      4. To approve the proposed amendment to the Company's 1992 Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock, authorized for issuance under the Plan (2,500,000 if the Reverse Split is implemented); and

      5. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for its fiscal year ending December 31, 1998.

      6. To transact such other business as may properly come before the Annual

   Meeting and any and all adjournments thereof.

   Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on April 9 , 1998 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

   Stockholders are urged to attend the meeting in person. If you are not able to do so, please sign, date and return the accompanying Proxy in the enclosed envelope. No postage is required if mailed in the United States.

                              By Order of the Board of Directors

                              David E. Brogan
                              Chief Financial Officer and Secretary
Tampa, Florida
April [10], 1998

                                                                         3/23/98

                           THE NATIONAL REGISTRY INC.
                             2502 ROCKY POINT DRIVE
                              TAMPA, FLORIDA 33607

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                              TUESDAY, MAY 12, 1998

                             SOLICITATION AND VOTING

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of The National Registry Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Stockholders") to be held at 10:00 a.m., local time, on Tuesday, May 12, 1998, at the Tampa Bay Convention Center, 333 South Franklin Street, Meeting Room 4, Tampa, Florida 33602 and at any adjournments thereof (the "Annual Meeting"). Only holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on April 9, 1998 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, _________ shares of Common Stock were issued and outstanding. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the outstanding shares of Common Stock shall constitute a quorum for matters to be voted on at such Annual Meeting. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by such broker ("broker non-votes"). In the event that there are not sufficient votes present either in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the solicitation of proxies.

   The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, including certified financial statements, has either preceded or is now enclosed with, this Proxy Statement. This Proxy Statement and the accompanying proxy card are being mailed to the Stockholders on or about April 10, 1998.

   The Common Stock was the only voting security of the Company outstanding and entitled to vote at the Annual Meeting on the Record Date. Holders of Common Stock are entitled to one vote per share on each matter to be voted upon at the Annual Meeting. The Company's Bylaws provide that a plurality of the votes present in person or represented by proxy at the Annual Meeting entitled to vote on the election of directors shall be sufficient to elect directors (Proposal
1). Accordingly, abstentions and broker non-votes will not affect the outcome on Proposal 1 provided that a quorum is present. The vote required for approval of Proposal 2 (an amendment to the Company's Certificate of Incorporation (the "Certificate") to effect a reverse stock split of the Common Stock (the "Reverse Split") such that every six (6) shares of Common Stock outstanding on the effective date of such reverse stock split would be converted into one (1) share of Common Stock) and Proposal 3 (an amendment to the Certificate to decrease the number of authorized shares of Common Stock (the "Authorized Shares Decrease") from the present amount of 75,000,000 shares to 25,000,000 shares) shall be a majority of all of the issued and outstanding shares of Common Stock. On Proposals 2 and 3, abstentions and broker non-votes will have the same effect as a negative vote. The vote required for approval of Proposal 4 (an amendment to the Company's 1992 Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 4,700,000 shares to 15,000,000 shares (2,500,000 shares if the Reverse Split is implemented) (the "Plan Amendment")) and Proposal 5 (ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for its fiscal year ending December 31, 1998) shall be a majority of shares present in person or represented by proxy at the Annual Meeting. On such matters, an abstention will have same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority is a broker non-vote will have no effect on the vote. The vote of shares of Common Stock will be counted by representatives of the Company's stock transfer agent, U.S. Stock Transfer Corporation, or another inspector of elections appointed by the Company.

   Shares of Common Stock represented by properly executed proxy cards received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated on such proxy cards. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented, "FOR" the election of the eight nominees for director named in this Proxy Statement, "FOR" the Reverse Split, "FOR" the Authorized Shares Decrease, "FOR" the Plan Amendment and "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for its fiscal year ending December 31, 1998. As to any other business which may properly come before the Annual Meeting, the persons named on the proxy card will vote according to their sole discretion.

   Any Stockholder has the power to revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation to the Secretary of the Company, by a duly executed proxy bearing a later date or by voting by ballot at the Annual Meeting.

   The cost of preparing, assembling and mailing this proxy soliciting material and Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or by personal solicitation may be done by directors, officers and regular employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

   Dissenters' rights of appraisal will not be available under Delaware law with respect to any of the proposals being submitted by the Board to the Stockholders at the Annual Meeting.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock;
(ii) each of the Company's directors; (iii) each person nominated to serve as a director of the Company; (iv) each of the Named Executive Officers (as hereinafter defined); and (v) all executive officers and directors of the Company as a group:

   NAME AND ADDRESS OF       AMOUNTS AND NATURE
     BENEFICIAL OWNER          OF BENEFICIAL          PERCENT OF CLASS
                                 OWNERSHIP
----------------------------------------------------------------------
Home Shopping Network, Inc          6,336,154(2)                 13.1
P.O. Box 9090
Clearwater, FL 34618

J.Anthony Forstmann                 6,307,500(1)(3)              13.0
7 Beverly Park

Beverly Hills, CA 90210

RMS Limited Partnership             4,000,000                     8.3
201 West Liberty Street
P.O. Box 281
Reno, NV 89504

Francis R. Santangelo               1,366,667(3)                  2.8

Frank M. Devine                       393,333(3)                  (4)

John L. Gustafson                     340,000(3)                  (4)

Jeffrey P. Anthony                    221,666(3)                  (4)

Donald C. Klosterman                  133,333(3)                  (4)

Don M. Lyle                           133,333(3)                  (4)

Clinton C. Fuller                      66,667(3)                  (4)

David E. Brogan                        51,667(3)                  (4)
                                   -----------------------------------
Executive officers and directors
as a group (10 persons)............ 9,014,166 (1)(3)            18.6(1)(3)(4)

(1) Of such amount, 3,500,000 shares of Common Stock are pledged in favor of Theodore J. Forstmann, Mr. Forstmann's brother, to secure a demand note, and 1,500,000 shares of Common Stock are pledged in favor of a financial institution to secure a non-recourse credit facility, which demand note is past due. Includes 557,500 shares of Common Stock subject to outstanding options which are vested and exercisable. Includes 750,000 shares of Common Stock directly held by Mr.
      Forstmann's spouse, Catherine S. Forstmann.

(2) Includes 6,336,154 shares of Common Stock issuable upon conversion of 100,000 currently convertible shares of Series A Preferred Stock.

(3) Includes shares of Common Stock that can be acquired by exercise of vested and exercisable stock options within 60 days of April 9, 1998, as follows:
      Mr. Forstmann - 557,500 shares; Mr. Santangelo - 1,366,667 shares; Mr. Devine - 393,333 shares; Mr. Gustafson - 340,000 shares; Mr. Anthony - 221,666 shares; Mr. Klosterman - 133,333 shares; Mr. Lyle - 133,333 shares; Mr. Fuller - 66,667 shares; Mr. Brogan - 51,667 shares. Excludes 133,333, 96,667, 360,000, 178,334, 66,667, 66,667, 133,333, and 103,333
      shares issuable upon exercise of outstanding options which have not vested and which will not vest within 60 days of April 9, 1998 in favor of Messrs. Santangelo, Devine, Gustafson, Anthony, Klosterman, Lyle, Fuller, and Brogan, respectively.

(4)   Less than 1%

                        PROPOSAL 1. ELECTION OF DIRECTORS

   Eight directors are to be elected at the Annual Meeting to hold office for a term of one year or until their successors have been duly elected and qualified. Proxies will be voted for election of each of the eight directors named below, unless otherwise directed.

   Election of directors will require the affirmative vote of the holders of a plurality of the votes of shares of Common Stock present in person or represented by Proxy and entitled to vote on the election of directors at the Annual Meeting. Although the Board anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board.

   The Board has nominated the persons named below for election as directors at the Annual Meeting. All nominees are currently directors of the Company.


                                                                   TERM    DIRECTOR
NAME                                AGE   POSITION                EXPIRES    SINCE
-----------------------------------------------------------------------------------
Jeffrey P. Anthony...............   39    Chairman and Director     1998      1998

John L. Gustafson ...............   54    President,                1998      1995
                                          Chief Executive
                                          Officer and Director

Frank M. Devine (1) .............   55    Director                  1998      1997

J. Anthony Forstmann ............   60    Director                  1998      1991

Donald C. Klosterman (1).........   66    Director                  1998      1997

Don M. Lyle (2)..................   58    Director                  1998      1997

Robert Rosenblatt (2)............   40    Director                  1998      1998

Francis R.  Santangelo (1)(2)....   65    Director                  1998      1997

------------------
(1) Compensation Committee
(2) Audit Committee member.

INFORMATION REGARDING NOMINEES

      JEFFREY P. ANTHONY has been Chairman of the Board since March 1998 and a director of the Company since February 1998. Mr. Anthony had been the Director of Business Development for the Company since March 1995 and a Senior Vice President from February

1992 to March 1995. From April 1987 to February 1992, Mr. Anthony was Managing Director of Shinnecock Capital Corporation, a venture capital firm he co-founded. From October 1983 to April 1987, Mr. Anthony was Assistant to the Chairman of Spear Financial Services Inc. ("Spear"), a publicly owned brokerage firm that provides computer accessible financial services including online trading and specialist operations on the floor of the Pacific Coast Stock Exchange. Since 1997, Mr. Anthony has served as a member of Spear's Board of Directors. Mr. Anthony received his BA in Anthropology from Vassar College.

      JOHN L. GUSTAFSON has served as President, Chief Operating Officer and a director of the Company since March 1995, Chief Executive Officer since December 1995 and a member of each of the Board's Compensation Committee (the "Compensation Committee") and a member of the Board's Audit Committee (the "Audit Committee") from December 1995 to June 1997. From November 1993 to March 1995, Mr. Gustafson served as Vice President for Business Development of Allied Technical Services, a wholly-owned subsidiary of Allied Signal Inc. From 1968 to November 1993, Mr. Gustafson held a variety of senior executive positions at Unisys Corp. ("Unisys") and at Burroughs Corporation, its predecessor company. Mr. Gustafson received his BS in Math from St. Louis University and his MS in Computer Science from the University of Missouri-Rolla.

      FRANK M. DEVINE has served as a director of the Company and as a member of each of the Audit and Compensation Committees since June 1997. Mr. Devine also serves as a business consultant for various entities. He has founded or co-founded Bachmann-Devine, Inc., a venture capital firm, and Shapiro, Devine & Craparo, Inc., a hard goods manufacturers agency serving the retail industry, where he has also served as President since 1978. Since December 1994, Mr. Devine has served as a member of the Board of Directors of Salton Maxim Housewares Inc., a publicly owned company that markets and sells electrical appliances and decorative accessories to the retail trade under various brand names.

      J. ANTHONY FORSTMANN served as a director of the Company since October 1991. Mr. Forstmann was the Chairman of the Board from June 1995 to March 1998, Co-Chairman from August 1993 to June 1995, Chairman from the Company's inception in October 1991 to August 1993, a member of the Compensation Committee from February 1993 to June 1997 and a member of the Audit Committee from December 1995 to June 1997. Mr. Forstmann was President of the Company from October 1991 to August 1993 and from September 1994 to March 1995 and Chief Executive Officer of the Company from October 1991 to August 1993 and from September 1994 to December 1995. Mr. Forstmann has been a Managing Director of J.A. Forstmann & Co., a merchant banking firm since October 1987. He co-founded Forstmann-Leff Associates, an institutional money management firm, in 1968 and was a Managing Director thereof from its inception until October 1987. Mr. Forstmann has been a Limited Partner of Forstmann Little & Co. since its inception in 1978. Mr. Forstmann has been a director of Community Health Services, a private entity engaged in the operations of hospitals, since 1996. Mr. Forstmann received a BA in Economics from Yale University and an MBA from the Graduate School of Business Administration, Columbia University.

      DONALD C. KLOSTERMAN has served as a director of the Company and as a member of each of the Audit and Compensation Committees since June 1997. Mr. Klosterman also serves as a business consultant for various entities. From July 1994 to November 1995, Mr. Klosterman was co-founder and President of Pacific Casino Management Inc., a casino operator. Mr. Klosterman was a co-founder and the Chairman of the Board of Directors of NTN Communications, Inc. ("NTN"), a satellite broadcasting company that provides interactive entertainment programming, from April 1983 to September 1994, and a consultant to NTN from 1991 to 1992. From 1989 to 1991, Mr. Klosterman was a consultant to Comcheck, a credit verifying company. Mr. Klosterman is currently a director of NTN, and has been a director of Aldila Shaft Manufacturer, Inc., a manufacturer of graphite golf shafts, since March
1994. Mr. Klosterman served as Vice President/General Manager of the Los Angeles Rams from 1971 until 1982, General Manager of the Baltimore Colts from 1970 until 1971 and General Manger of the Houston Oilers from 1966 until 1970. Mr. Klosterman played professional football for Cleveland, Dallas, Los Angeles and Calgary.

      DON M. LYLE has served as a director of the Company since June 1997. Mr. Lyle has also been an independent consultant to various computer and venture capital companies in the United States, Europe and Japan since 1983. Mr. Lyle has also been a principal of Technology Management Company, a management firm specializing in high technology companies, since 1983. Mr. Lyle has served as a director of Emulex Network Systems, Inc., a designer and manufacturer of network access products, supplying high performance communications solutions for managing the flow of time-critical data between computers and peripheral equipment, since February 1994, DH Technology, Inc., a print head and specialty printing company, since April 1992, Systech Corp., a data communications company, since February 1990 and Insync Systems, Inc., a supplier of ultra-clean gas delivery systems to semiconductor equipment manufacturers, since April 1995. From 1984 to 1987, Mr. Lyle was President and Chief Executive Officer of Data Electronics, Inc., a tape drive and cartridge media business.

      ROBERT ROSENBLATT has served as a director of the Company since March 1998. Mr. Rosenblatt, has been Executive Vice President and Chief Financial Officer of Home Shopping Network ("HSN") since December 1997. Mr. Rosenblatt is responsible for Accounting, Budget and Planning, and Human Resources at HSN. Since 1984, Mr. Rosenblatt has held several positions of increasing responsibility at Bloomindale's, a division of Federated Department Stores, including Assistant Controller, Vice President of Finance and Vice President of Stores Operations and Purchasing. Mr. Rosenblatt was most recently was Senior Vice President and Chief Financial Officer of Bloomingdale's, a division of Federated Department Stores. Mr. Rosenblatt received his Bachelor of Science degree in Accounting from Brooklyn College.

      FRANCIS R. SANTANGELO has served as a director of the Company since September 1997. Mr. Santangelo 65, also serves as an independent legal and financial consultant with over 30 years experience in the financial community. In addition, from 1959 to 1988, Mr. Santangelo was a principal in Francis R. Santangelo & Co., a specialist firm on the American Stock Exchange and is also a former member of the Board of Directors of the

American Stock Exchange.

      Pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of April 28, 1992, by and between the Company and Home Shopping Network, Home Shopping Network has the right to nominate up to three directors for the Board. Home Shopping Network had nominated as directors of the Company Kevin J. McKeon and Jed B. Trosper, who resigned effective February 12, 1997 and March 11, 1998, respectively. Robert Rosenblatt has been nominated by Home Shopping Network to serve on the Board.

      Pursuant to a stockholders' voting agreement, dated as of March 14, 1995,
J. Anthony Forstmann, RMS Limited Partnership, a Nevada limited partnership ("RMS"), and Francis R. Santangelo (the "Stockholders' Voting Agreement"), each agreed to vote certain shares of the Common Stock, beneficially owned by such party, and each of their respective affiliates, for a director nominated by each of Mr. Forstmann and RMS and not to vote certain shares of Common Stock beneficially owned by such party, and each of their respective affiliates, in favor of certain specified stockholder actions unless such actions are agreed upon by Mr. Forstmann and RMS. To date, RMS has not exercised its right to nominate a director pursuant to the Stockholders' Voting Agreement.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq SmallCap Market. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal 1997, each of Frank M. Devine, Donald C. Klosterman, Don M. Lyle, Francis R. Santangelo and Jed B. Trosper, each a director or former director of the Company, failed to file on a timely basis one report, covering his election as a director and no transactions.

THE BOARD AND ITS COMMITTEES

      The Board held five (5) meetings during fiscal year 1997.

      The Board has two standing committees, the Audit Committee and the Compensation Committee. In addition, from time to time the Board establishes committees of limited duration for special purposes. The Company does not have a nominating committee for recommending to Stockholders candidates for positions on the Board.

   The Audit Committee, which held one (1) meeting during fiscal year 1997, consisted of J. Anthony Forstmann, John L. Gustafson and W. Lee Shevel, a director of the Company who resigned from the Board effective September 8, 1997, until June 1997. Effective June 1997, Don M. Lyle and Jed B. Trosper replaced Messrs. Forstmann and Gustafson on the Audit Committee. Effective September 1997, Francis R. Santangelo replaced Mr. Shevel on the Audit Committee. Effective March 1998, Robert Rosenblatt replaced Mr. Trosper on the Audit Committee. The Committee's responsibilities include reviewing (i) the scope and findings of the annual audit, (ii) accounting policies and procedures and the Company's financial reporting and (iii) the internal controls employed by the Company.

      The Compensation Committee, which held one (1) meeting during fiscal year 1997, consisted of Messrs. Forstmann, Gustafson and Shevel, a director of the Company who resigned from the Board effective September 8, 1997, until June 1997. Effective June 1997, Messrs. Devine and Klosterman replaced Messrs. Forstmann and Gustafson on the Audit Committee. Effective September 1997, Francis R. Santangelo replaced Mr. Shevel on the Compensation Committee. The Committee's responsibilities include (i) making recommendations to the Board on salaries, bonuses and other forms of compensation for the Company's officers and other key management and executive employees, (ii) administering the Plan and
(iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors.

      Each incumbent director attended at least 75 percent of all meetings of the Board and committees of the Board to which he was assigned that were held during the portion of fiscal year 1997 as to which such director was a member of the Board or applicable committee.

COMPENSATION OF DIRECTORS

      No cash compensation has been paid to any of the directors of the Company for being a director of the Company, except that such persons are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board of the Company.

      In lieu of cash compensation for serving on the Board, on March 11, 1998, the Board, on the recommendation of the Compensation Committee, unanimously adopted a plan to grant options to acquire 200,000 shares of Common Stock to each new director of the Company, upon such previous election and qualification to the Board. Such stock options shall vest one-third on the date of grant and an additional one-third on each of the first two anniversaries of the grant date if such person still serves as a director of the Company with an exercise price of the closing bid price of the Common Stock on the Nasdaq SmallCap Market (the "SmallCap Market") on the date of such grant. Messrs. Anthony, Devine, Klosterman, Lyle, and Santangelo received such grants on such date at an exercise price of $.78. As additional compensation for Messrs. Devine, Klosterman and Lyle agreeing to join the Board in June 1997, the Board vested two-thirds of such options on the date of the grant and an additional one-third will vest on the first anniversary of such grant with an exercise price of $.78. In addition, in recognition of their efforts on behalf of the Company, without any other compensation, the Board granted Messrs. Anthony and Devine options to acquire 90,000 shares of Common Stock at an exercise price of $.78 vesting two-thirds on the date of grant and an additional one-third on the first anniversary of the date of such grant.

      On March 11, 1998, the Board of Directors elected Jeffrey Anthony as the new Chairman of the Board. Mr. Anthony's responsibilities as Chairman of the Board will include, among other duties, assisting the executive officers of the Company in connection with the operations of the Companyas a means to facilitate the efficient operation of the company and communication with the Board. Mr. Anthony, upon acceptance of the position of Chairman of the Board, resigned as Director of Business Development. In such capacity, Mr. Anthony received compensation of $105,000 for 1997. The Compensation Committee of the Board set Mr. Anthony's compensation at $150,000,for serving as Chairman of the Board and increasing his responsibilities with regard to the Company. J. Anthony Forstmann, the prior Chairman of the Board did not receive compensation for serving as Chairman of the Board.

                               EXECUTIVE OFFICERS

      The names and ages of all executive officers of the Company (the "Named Executive Officers") as of April 9, 1998 are set forth below.

                                                              POSITION
NAME                   AGE  OFFICER                             SINCE
----                   ---  -------                           --------

John L. Gustafson      54   President and Chief                  1995
                            Executive Officer

Clinton C. Fuller      53   Chief Operating Officer              1998

David E. Brogan        43   Chief Financial Officer and          1998
                            Secretary

      The following sets forth the business experience, principal occupations and employment of each of the Named Executive Officers who do not serve on the Board (See "Election of Directors - Information Regarding Nominees" above for such information with respect to Mr. Gustafson):

      CLINTON C. FULLER, has been Chief Operating Officer of the Company since March 1998 and the Vice President - Product Marketing and Financial Services of the Company from July 1995 to March 1998, overseeing the development of the Company's products and services, including developing products for marketing to the financial services industry. From September 1967 to June 1995, Mr. Fuller held a variety of managerial positions at Unisys, including worldwide general manager of Unisys' financial retail delivery system division. Mr. Fuller received a BS in Computer Science from Lackawanna College.

      DAVID E. BROGAN has been Chief Financial Officer of the Company since March 1998, Vice President - Finance, Treasurer and Controller of the Company from August 1996 to March 1998 and Secretary of the Company since December 1996. From March 1995 to March 1996, Mr. Brogan was a consultant for Tunstall Consulting, a consulting firm specializing in business plan development and assisting in raising capital. From December 1990 to March 1995, Mr. Brogan was a Vice President of Finance for Mercury Medical, Inc., a medical distribution company. From November 1988 to October 1990, Mr. Brogan was Chief Financial Officer for Electronic Data Technologies, a publicly traded computer systems manufacturer. Mr. Brogan received his MBA from the University of Colorado and a BS in Accounting from Metropolitan State College in Denver, Colorado.

                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation with respect to certain of the Named Executive Officers, including the Chief Executive Officer of the
Company:

                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                                                        AWARDS
                                                                 ----------------------
                                                       ANNUAL          SECURITIES
                                                    COMPENSATION   UNDERLYING OPTIONS
     NAME AND                                          SALARY
PRINCIPAL POSITION (1)                     YEAR          ($)               (#)
---------------------------------------------------------------------------------------
John L. Gustafson                          1997       $170,000                --
   President and Chief Executive Officer   1996        248,922(1)          50,000
                                           1995        136,133            400,000

David E. Brogan                            1997       $115,000                --
   Chief Financial Officer and             1996         27,969             55,000
   Secretary                               1995          N/A                N/A

Clinton C. Fuller                          1997       $128,465                --
   Chief Operating Officer                 1996        130,000             20,000
                                           1995         78,210             60,000

-----------
(1) Mr. Gustafson's salary in 1996 included $78,922 paid by the Company in connection with Mr. Gustafson's relocation and a related "gross-up" for the tax applicable to such reimbursement.

      The Company offers a plan pursuant to Section 401(k) of the Internal Revenue Code (the "401(k) Plan") covering substantially all employees, including the Named Executive Officers. Matching employer contributions are set at the discretion of the Board. There were no employer contributions made for 1997, 1996 or 1995.

THE 1992 STOCK INCENTIVE PLAN

      The Plan, adopted by the Board and approved by the Stockholders in January 1992, authorizes the granting of stock incentive awards ("Awards") to qualified officers, employees, directors and third parties providing valuable services to the Company (E.G., independent contractors, consultants and advisors to the Company). At the Company's Annual Meeting of Stockholders held on August 12, 1993, the Stockholders approved an amendment to the Plan increasing from 1,500,000 to 2,700,000 the number of shares of Common Stock authorized for issuance upon exercise of options granted pursuant to the Plan. At the Company's Annual Meeting of Stockholders held on June 25, 1996, the Stockholders approved a further amendment to the Plan increasing from 2,700,000 to 3,700,000 the number of shares of Common Stock authorized for issuance upon exercise of options granted pursuant to the Plan. At the Company's Annual Meeting of Stockholders held on June 29, 1997, the Stockholders approved a further amendment to the Plan increasing from 3,700,000 to 4,700,000 the number of shares of Common Stock authorized for issuance upon exercise of options granted under the Plan. The Board has proposed increasing the number of shares under the Plan to 15,000,000 (2,500,000 if the Reverse Split is implemented). See "Proposal 4. Approval of Amendment to the Plan." There were no individual grants of stock options nor awards of stock appreciation rights ("SARs") made during fiscal year 1997 to any of the Named Executive Officers. However, on March 11, 1998, the Board, upon the recommendation of the Compensation Committee, unanimously granted options to acquire 200,000, 120,000 and 100,000 shares of Common Stock to Messrs. Gustafson, Fuller and Brogan, respectively, at an exercise price of $.78 vesting one-third on the date of grant and an additional one-third on each of the first two anniversaries of the grant date. The Compensation Committee also granted options to acquire an aggregate of 385,000 shares of Common Stock to other employees of the Company. In addition, on March 11, 1998, the Board determined to decrease the exercise price on all outstanding stock options to purchase Common Stock held by employees or directors of the Company. See "Option Repricing" below.

      During fiscal year 1997, no stock options were exercised by any director or Named Executive Officer of the Company. The following table sets forth the number and value of stock options outstanding as of December 31, 1997 for the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                  NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED IN-
                      UNEXERCISED OPTIONS AT              THE-MONEY OPTIONS
                        FISCAL YEAR END (#)           AT FISCAL YEAR END ($)(1)
       NAME          EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
-------------------------------------------------------------------------------
John L. Gustafson         176,667/273,333                        0/0

Clinton C. Fuller          40,000/60,000                         0/0

David E. Brogan            18,333/36,667                         0/0

---------------
(1) Assumes a market price equal to $.3125 per share, the average of the closing bid and asked price on the Nasdaq SmallCap Market on December 31, 1997.

OPTION REPRICING

      On March 11, 1998, the Board, upon the recommendation of the Compensation Committee, unanimously repriced the exercise price of all outstanding stock options to purchase Common Stock held by employees and directors of the Company to $.78, the closing bid price of the Common Stock on the SmallCap Market on such date. The Board and the Compensation Committee undertook such option repricing in order to restore the utility of the stock options as effective incentives. As a result of a decline in the price of the Common Stock, outstanding stock options granted to employees and directors had exercise prices above the recent historical trading prices for the Common Stock. The Board believed the disparity between the exercise price of the stock options and the then current market price no longer provided a meaningful long-term incentive to the option holders. The Board believes that the issuance of stock options increases the incentive of, and attracts and encourages the continued employment and service of qualified directors, officers and other key employees by facilitating their purchase of a stock interest in the Company. In addition, the granting of stock options helps align the financial interests of directors, officers and other key employees receiving such options with the Stockholders because such directors', officers' and key employees' compensation increases as the price of the Common Stock increases. In light of the Company's historical and current cash flow concerns which have limited and continue to limit the amounts available to pay individuals as compensation, the Board has determined that it is advisable that the Company and its Stockholders continue to have the incentive of stock options available as a means of attracting and retaining directors, officers and key employees.

      In its deliberations over whether to authorize the repricing of all stock options, the Compensation Committee considered at length the potential disadvantages of such repricing, including the dilutive affect on, and possible negative reactions among, the existing Stockholders. While fully cognizant of the potential disadvantages of the repricing of all stock options, the Board and the Compensation Committee concluded that such repricing was necessary as a means a) to retain and attract directors, officers and other key employees, b) to reward directors, officers and other employees who have continued to work hard for the Company and its Stockholders through what at times have been difficult circumstances and c) to ensure that the directors, officers and other key employees have an opportunity to acquire a meaningful equity interest in the Company helping align their financial interests with those of the Stockholders.

      The repriced stock options have exercise prices of $.78 per share, the closing bid price of the Common Stock on the SmallCap Market on the date of the repricing. Except for the new exercise prices, the terms of the repriced stock options remain the same.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee presently consists of Messrs. Devine, Klosterman and Santangelo. On September 8, 1997, W. Lee Shovel resigned as a member of the Compensation Committee. In June 1997 Messrs. Forstmann and Gustafson resigned as members of the Compensation Committee. During the most recently completed fiscal year, the Board did not have an option committee. Rather the full Board determined whether to make option grants.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee has furnished the following report on executive compensation:

      Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's executive officers with those of its stockholders. In furtherance of these goals, the Company relies to a large degree on long-term incentive compensation provided through the Plan to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities.

      Total compensation for executive officers of the Company presently consists of both cash and equity based compensation. The Committee determines the salary of executive officers based upon competitive norms. Under the Plan, the Compensation Committee grants stock options, SARs, performance share awards and restricted share awards based upon competitive industrial practice. To date, the Compensation Committee has only granted stock options. The Compensation Committee has the authority to determine the individuals to whom such options are awarded, the terms at which option grants shall be made and the terms of the options and the number of shares subject to each option. The size of option grants are based upon competitive practice and position level. Through the award of stock option grants, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing executive officers with the opportunity to build a meaningful stake in the Company. Salary levels and stock option awards may be adjusted up or down for an executive's achievement of specified objectives and individual job performance.

      On March 14, 1995, John L. Gustafson was named President and Chief Operating Officer of the Company. The Board agreed to compensate Mr. Gustafson, after extensive negotiations, at the rate of $170,000 per year and granted to him, on such date, stock options to purchase 400,000 shares of Common Stock at an exercise price of $1.50 per share, of which options to purchase 80,000 shares of Common Stock will vest on each anniversary of the date of the grant through March 14, 2000. No specific formula was used in determining or agreeing to Mr. Gustafson's compensation; however, the cash portion of his compensation was determined based on the lowest amount Mr. Gustafson could be paid within the Company's cash constraints to meet its ordinary course expenses, while giving him significant upside potential in an option grant, the vesting of which was tied to continuity of service. In December 1995, Mr. Gustafson became Chief Executive Officer of the Company. Based upon Mr. Gustafson's performance of his duties in fiscal 1997, the Board determined to continue to compensate Mr. Gustafson at the previously negotiated rate of $170,000 per year for fiscal 1998.

                                          Compensation Committee

                                          Frank M. Devine
                                          Donald C. Klosterman
                                          Francis R. Santangelo

PERFORMANCE GRAPH

      Set forth below is a line graph comparing total Stockholder return on the Company's Common Stock against the cumulative total return of the Center for Research in Securities Prices ("CRSP") Index for the SmallCap Market and the CRSP Index for Nasdaq Computer and Data Processing Stocks for the period commencing December 31, 1992 and ending December 31, 1997.

      COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG THE CRSP INDEX FOR SMALLCAP MARKET, CRSP INDEX FOR NASDAQ COMPUTER AND DATA PROCESSING STOCKS AND THE NATIONAL REGISTRY INC.

                    1992      1993      1994      1995      1996      1997
--------------------------------------------------------------------------------
THE NATIONAL       100.00     45.46     15.91     33.33     31.06      3.79
REGISTRY, INC.
--------------------------------------------------------------------------------
NASDAQ             100.00    114.79    112.21    158.69    195.18    239.57
--------------------------------------------------------------------------------
PEER GROUP         100.00    105.84    128.53    195.74    241.54    296.77
--------------------------------------------------------------------------------

Notes:

A. Assumes $100 invested on December 31, 1992 in the CRSP Index for SmallCap Market, the CRSP Index for Nasdaq Computer and Data Processing Stock and the Common Stock of The National Registry Inc.

B. The Common Stock of the Company began trading on the SmallCap Market on April 27, 1993. Prior to that date, the Common Stock traded sporadically in the over-the-counter market since February 1992.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Jeffrey Anthony, the new Chairman of the Board, is the son-in-law of
J. Anthony Forstmann, a greater than ten percent stockholder of the Company, director of the Company and former Chairman of the Board.

      On June 3, 1996, the Company hired Ms. Donna Gustafson, wife of John Gustafson (CEO, President and Director of the Company), as Director of Marketing for health care services. On October 13, 1995, the Company, as part of a prior consulting arrangement, granted Ms. Gustafson options to purchase 25,000 shares of Common Stock at an exercise price of $2.25 per share, vesting pro rata on each of the next three anniversaries of the date of grant. On November 18, 1996, the Company granted Ms. Gustafson options to purchase 15,000 shares of Common Stock at an exercise price of $1.125 per share. On February __, 1998, Ms. Gustafson's employment with the Company terminated. As part of her termination agreement, the Board extended for one year from the date of her termination the expiration date of the options previously granted.

      Kevin J. McKeon, a director of the Company who resigned from the Board effective February 11, 1997, was nominated by and served as a representative of Home Shopping Network in accordance with Home Shopping Network's right to nominate up to three directors pursuant to the Stock Purchase Agreement. Following Mr. McKeon's resignation from the Board, Home Shopping Network nominated Jed B. Trosper to serve as a member of the Board. Mr. Trosper resigned from the Board effective March 11, 1998 and, on such date, Robert Rosenblatt was elected to the Board. Mr. Rosenblatt has been nominated by Home Shopping Network to serve on the Board.

      The Company believes that each of the related party transactions described herein were on terms as fair to the Company as could have been obtained from unaffiliated third parties.

            PROPOSAL 2. AMENDMENT OF CERTIFICATE OF INCORPORATION
             TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK

GENERAL

      The Board has unanimously approved (subject to Stockholder approval), and is hereby soliciting Stockholder approval of, an amendment to the Company's Certificate of

Incorporation, substantially in the form of Exhibit "A" attached to this Proxy Statement (the "Reverse Split Certificate Amendment") and incorporated herein by this reference, effecting the Reverse Split with respect to all issued and outstanding shares of Common Stock. The text of the Reverse Split Certificate Amendment is, however, subject to change as may be required by the Secretary of State of the State of Delaware (the "Secretary of State"). If the Reverse Split Certificate Amendment is approved by the actions of the Stockholders, as a result of the Reverse Split, every six (6) shares of existing Common Stock outstanding (the "Old Common Stock") as of the time of filing of the Reverse Split Certificate Amendment with the Secretary of State (the "Effective Date") would be automatically converted into one (1) new share of Common Stock (the "New Common Stock").

      The Certificate of Incorporation currently provides for 75,000,000 authorized shares of Common Stock, ________________ of which were issued and outstanding as of the Record Date.

      ln order to effect the Reverse Split, the Stockholders are being asked to approve the Reverse Split Certificate Amendment. The Board believes that the Reverse Split is in the best interests of both the Company and the Stockholders and has approved, subject to Stockholder approval, the Reverse Split. The Board reserves the right, notwithstanding Stockholder approval and without further action by the Stockholders, to decide not to proceed with the Reverse Split if at any time prior to its effectiveness it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and its Stockholders.

PURPOSES AND REASONS FOR THE REVERSE SPLIT

      The Board believes that the Reverse Split is beneficial to the Company and the Stockholders. The principal reasons for the Reverse Split are to aid the Company in remaining eligible for listing on the SmallCap Market, to attempt to enhance investor interest in the Common Stock and to attempt to help the investment community realize the underlying value of the Common Stock.

      The Common Stock is currently quoted on the SmallCap Market. The Company believes the Reverse Split is necessary to maintain its listing on the SmallCap Market pursuant to the listing criteria recently adopted by the Board of Directors of the Nasdaq Stock Market, Inc. ("Nasdaq") and approved by the Securities and Exchange Commission (the "Listing Criteria"). For continued inclusion on the SmallCap Market, the minimum bid price per share is now required by the Listing Criteria to be at least $1.00. Failure to maintain a bid price in excess of $1.00 per share in accordance with such maintenance criteria of the SmallCap Market could result in the future delisting of the Common Stock from the SmallCap Market. The closing bid price per share of the Common Stock as reported on the SmallCap Market on April 9, 1998 was approximately $.___. Prior to the final adoption of the Listing Criteria, there were available alternative criteria for maintaining listing, which the Company satisfied. However, the Listing Criteria eliminated such alternative listing criteria. If the Reverse Split is not approved and/or the minimum bid price goes below $1.00 the Common Stock would be subject to being delisted. Such delisting would likely adversely affect the trading in and liquidity of the Common Stock. The Company expects that, as a result of the Reverse Split, the market price of the Common Stock would increase significantly, thereby enabling the Company to maintain its listing on the SmallCap Market.

      The Board also believes that the current low per share price of the Common Stock as reported on the SmallCap Market has had a negative effect on the price and marketability of existing shares, the amount and percentage (relative to share price) of transaction costs paid by individual Stockholders and the potential ability of the Company to raise capital by issuing additional shares of Common Stock or other securities convertible into Common Stock or to undertake merger or acquisition transactions. Reasons for these effects include internal policies and practices of certain institutional investors which prevent or tend to discourage the purchase of low-priced stocks, the fact that many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin and a variety of brokerage house policies and practices which tend to discourage individual brokers within those firms from dealing in low-priced stocks.

      In addition, since broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual Stockholders paying transaction costs which are a higher percentage of the share price than would be the case if the share price were substantially higher. The Board believes that the Reverse Split, and the expected resulting increased price level, may enhance investor interest in the Common Stock and may help the investment community realize the underlying value of the Common Stock. There is however, no assurance that any of the foregoing effects will occur.

      WHILE THE BOARD BELIEVES THAT THE SHARES OF COMMON STOCK WILL TRADE AT HIGHER PRICES THAN THOSE WHICH HAVE PREVAILED IN RECENT MONTHS, THERE IS NO ASSURANCE THAT SUCH INCREASE IN THE TRADING PRICE WILL OCCUR OR, IF IT DOES OCCUR, THAT IT WILL EQUAL OR EXCEED THE DIRECT ARITHMETICAL RESULT OF THE REVERSE SPLIT SINCE THERE ARE NUMEROUS FACTORS AND CONTINGENCIES WHICH COULD AFFECT SUCH PRICE. THERE IS NO ASSURANCE THAT THE COMPANY WILL CONTINUE TO MEET THE LISTING REQUIREMENTS FOR THE SMALLCAP MARKET FOLLOWING THE REVERSE SPLIT.

EFFECTS OF THE REVERSE SPLIT

      If effected, the Reverse Split would reduce the number of issued and outstanding shares of Old Common Stock from _____________ as of the Record Date to approximately _____________ shares of New Common Stock as of the Effective Date. (The foregoing assumes no issuances of Common Stock between the Record Date and the Effective Date.) The Reverse Split itself would have no effect on the number of authorized shares of Common Stock or the par value of the Common Stock.

      All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the Effective Date. The Reverse Split would not affect any Stockholders proportionate equity interest in the Company except for those Stockholders who would receive an additional share of Common Stock in lieu of fractional shares. None of the rights currently accruing to holders of the Common Stock, or options or warrants to purchase Common Stock, or securities convertible into Common Stock, will be affected by the Reverse Split.

      The Reverse Split will result in some Stockholders holding odd lots of the Common Stock (blocks of less than 100 shares). Because broker/dealers typically charge a higher commission to complete trades in odd lots of securities, the transaction costs may increase for those Stockholders who will hold odd lots after the Reverse Split.

      Although the Board believes as of the date of this Proxy Statement that the Reverse Split is advisable, the Reverse Split may be abandoned by the Board at any time before, during or after the Annual Meeting and prior to the Effective Date.

      Dissenting Stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation or Bylaws in connection with the Reverse Split.

      The Board may make any and all changes to the Reverse Split Certificate Amendment that it deems necessary in order to file the Reverse Split Certificate Amendment with the Secretary of State and give effect to the Reverse Split.

      The Reverse Split could result in a significant increase in possible dilution to present Stockholders' percentage of ownership of the New Common Stock. See the discussion below in connection with the proposed "Common Stock Certificate Amendment" to reduce the authorized shares of Common Stock.

MECHANICS OF REVERSE SPLIT

      If the Reverse Split is approved by the requisite vote of the Stockholders, the Company will file the Reverse Split Certificate Amendment as soon as practicable thereafter, and the Reverse Split will be effective on the date of such filing, unless abandoned by the Board as described above. Upon filing of the Reverse Split Certificate Amendment, every six (6) issued and outstanding shares of Old Common Stock will, effective upon such filing, be automatically and without any action on the part of the Stockholders converted into and reconstituted as one (1) share of New Common Stock.

      As soon as practical after the Effective Date, the Company will forward, or cause to be forwarded, a letter of transmittal to each holder of record of shares of Old Common Stock outstanding as of the Effective Date. The letter of transmittal will set forth instructions for the surrender of certificates representing shares of Old Common Stock to the Company's transfer agent in exchange for certificates representing the number of whole shares of New Common

Stock into which the shares of Old Common Stock have been converted as a result of the Reverse Split. CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT PRIOR TO RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM THE COMPANY.

      Until a Stockholder forwards a completed letter of transmittal together with certificates representing his, her or its shares of Old Common Stock to the transfer agent and receives a certificate representing shares of New Common Stock, such Stockholder's Old Common Stock shall be deemed equal to the number of whole shares of New Common Stock to which each Stockholder is entitled as a result of the Reverse Split.

      No scrip or fractional certificates will be issued in the Reverse Split. Instead, the Company will issue one additional share of New Common Stock to each affected Stockholder at no cost to such Stockholder. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except the right to receive an additional share therefor as described herein. The number of shares of New Common Stock to be issued in connection with settling such fractional interests is not expected to be material.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

      The following is a summary of the material anticipated federal income tax consequences of the Reverse Split to Stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect the discussion of this summary.

      This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax-consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON OR ENTITY. In particular, and without limiting the foregoing, this summary does not consider federal income tax consequences to Stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequences of the Reverse Split under any state, local or foreign tax laws. As a result, it is the responsibility of each Stockholder to obtain and rely on advice from his, her or its personal tax advisor as to: (i) the effect on his, her or its personal tax situation of the Reverse Split, including the application and effect of state, local and foreign income and other tax laws; (ii) the effect of possible future legislation and Regulations; and (iii) the reporting of information required in connection with the Reverse Split on his, her or its own tax returns. It will be the responsibility of each Stockholder to prepare and file all appropriate federal, state and local tax returns.

      No ruling from the Internal Revenue Service ("Service") or opinion of counsel will be obtained regarding the federal income tax consequences to the Stockholders as a result of the Reverse Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS, HER OR ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

      The Company believes that the Reverse Split will qualify as a "recapitalization" under Section 368(a)(1)(E) of the Code. As a result, no gain or loss will be recognized by the Company or its Stockholders in connection with the Reverse Split. A Stockholder who exchanges his, her or its Old Common Stock solely for New Common Stock will recognize no gain or loss for federal income tax purposes. A Stockholder's aggregate tax basis in his, her or its shares of New Common Stock received from the Company will be the same as his, her or its aggregate tax basis in the Old Common Stock exchanged therefor. The holding period of the New Common Stock received by such Stockholder will include the period during which the Old Common Stock surrendered in exchange therefor was held, provided all such Common Stock was held as a capital asset on the date of the exchange.

VOTE REQUIRED

      The approval of the Reverse Split Certificate Amendment to the Company's Certificate of Incorporation effecting the Reverse Split requires the affirmative vote of a majority of the issued and outstanding shares of the Common Stock.

      The Board recommends a vote "FOR" approval of the proposed Reverse Split Certificate Amendment.

                        PROPOSAL 3. APPROVAL OF CHANGE IN
                             AUTHORIZED COMMON STOCK

COMMON STOCK CERTIFICATE AMENDMENT - GENERAL

      In the event that the Reverse Split Certificate Amendment is approved by the Stockholders, the Board has authorized, subject to Stockholder approval which it is hereby soliciting, an amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of Common Stock from the present amount of 75,000,000 shares to 25,000,000 shares. The text of such amendment to the Certificate of Incorporation (the "Common Stock Certificate Amendment") is substantially set forth in Exhibit B to this Proxy Statement and incorporated herein by this reference. The text of the Common Stock Certificate Amendment is, however, subject to change as may be required by the Secretary of State. If the Reverse Split Certificate Amendment and the Common Stock Certificate Amendment are approved by the necessary vote of the Stockholders, the Board may combine such amendments and file one Certificate of Amendment to the Certificate of Incorporation with the Secretary of State covering both amendments.

      If the Common Stock Certificate Amendment is approved by the necessary vote of the Stockholders, upon filing of the Common Stock Certificate Amendment with the Secretary of State, the number of shares of Common Stock authorized by the Certificate of Incorporation will be 25,000,000 shares of Common Stock (decreased from 75,000,000 shares). The Board may make any and all changes to the Common Stock Certificate Amendment that it deems necessary in order to give effect to the decrease in the authorized shares of Common Stock of the Company. In the event that the Reverse Split Certificate Amendment is not approved by the Stockholders, the number of authorized shares of Common Stock will remain at 75,000,000 shares.

      At the close of business on April [9], 1998, ___________ shares of Common Stock were issued and outstanding, and an aggregate of ______________ shares of Common Stock were reserved for various purposes, including 3,247,500 shares for issuance under the Plan, 2,495,000 shares for issuance upon the exercise of outstanding options to purchase the Common Stock of the Company granted outside the Plan to various Directors and employees of the Company, 824,585 shares for issuance upon the exercise of outstanding warrants of the Company and 13,911,912 shares for issuance upon conversion of the Company's Series A Convertible Preferred Stock and Series C Convertible Preferred Stock (assuming the conversion price is $.__, the closing price of the Common Stock on the SmallCap Market for April [9], 1998).

      Current Stockholders hold approximately 52% of the currently authorized Common Stock. Assuming the approval of the Reverse Split Certificate Amendment and the Common Stock Certificate Amendment, current Stockholders will hold approximately 40% of the amended authorized Common Stock after giving effect to such amendments. Assuming the approval of the Reverse Split Certificate Amendment and the failure to approve the Common Stock Certificate Amendment, current Stockholders will hold approximately 13% of the currently authorized Common Stock after giving effect to the Reverse Split Certificate Amendment.

PURPOSE AND REASONS FOR THE COMMON STOCK CERTIFICATE AMENDMENT

      If the Common Stock Certificate Amendment is approved by the Stockholders at the Annual Meeting, ______________ fewer shares of authorized Common Stock will be available for future issuance. As of April [9], 1998, the Company has ______________ shares of Common Stock issued and outstanding, and _____________ shares of unissued Common Stock reserved for future issuance for various purposes, leaving ___________ shares of Common Stock presently unreserved and otherwise available for issuance. If the Reverse Split Certificate Amendment and the Common Stock Certificate Amendment are approved by the Stockholders at the Annual Meeting, approximately ___________ shares of New Common Stock will be unreserved and otherwise available for issuance. If the authorized Common Stock was to be reduced in the same proportion as the Reverse Split, only approximately _____________ shares of New Common Stock would be unreserved and otherwise available for issuance. Such amount is less than the Board believes is prudent to have available to maintain flexibility for possible future issuances. Accordingly, if the Stockholders approve the Reverse Split Certificate Amendment and the Common Stock Certificate Amendment, the proportion of unreserved authorized shares of Common Stock to issued and reserved shares of Common Stock will be effectively increased, but to a much lesser extent than would be the case if the Reverse Split Certificate Amendment is approved and this Common Stock Certificate Amendment is not approved; in the latter case, the authorized Common Stock would remain at the present 75,000,000 share level. Authorized but unissued shares of Common Stock will be available for issuance from time to time upon the exercise of options which may in the future be granted to, among others, employees, consultants and members of the Board, to take advantage of opportunities in which the issuance of shares of Common Stock may be deemed advisable such as in equity financings or in acquisition transactions, and for such other purposes and consideration, and on such terms, as the Board may approve.

      No further vote of the Stockholders will be required with respect to any such issuance. The timing of the actual issuance of additional shares of Common Stock will depend upon market conditions, the specific purpose for which the stock is to be issued and other similar factors. The Company currently has no plans, agreements, arrangements, understandings or commitments for the issuance of Common Stock other than for issuances upon exercise, if any, of presently issued or authorized options and warrants, upon the conversion, if any, of presently outstanding Series A Convertible Preferred Stock and Series C Convertible Preferred Stock. The Board believes it is in the Company's best interest to have such additional shares authorized as such shares will provide the Company added flexibility in the future to issue Common Stock for working capital purposes, acquisitions, employee benefit compensation or otherwise.

      The Common Stock has no conversion, preemptive or subscription rights and is not redeemable. The terms of the additional shares of Common Stock for which authorization is sought will be identical with the shares of Common Stock currently authorized and outstanding, and the Common Stock Certificate Amendment will not affect the terms, or the rights of the holders, of such shares issued and outstanding. Any additional issuance of

Common Stock could, however, have a dilutive effect on the existing holders of Common Stock.

      The Board recommends a vote "FOR" approval of the proposed Common Stock Certificate Amendment.

                        PROPOSAL 4. APPROVAL OF AMENDMENT
                                   TO THE PLAN

INTRODUCTION

      The Board has authorized, subject to approval by the Stockholders, to increase from 4,700,000 to 15,000,000 (2,500,000 if the Reverse Split is implemented) the number of shares of Common Stock authorized for issuance under the Plan. Except as amended, the provisions of the Plan will remain unchanged. At the Company's Annual Meeting of Stockholders held on August 12, 1993, the Stockholders approved a proposal amending the Plan to increase from 1,500,000 to 2,700,000 the number of shares of Common Stock authorized for issuance under the Plan. At the Company's Annual Meeting of Stockholders held on June 25, 1996, the Stockholders approved a proposal amending the Plan to increase from 2,700,000 to 3,700,000 the number of shares of Common Stock authorized for issuance upon exercise of options granted pursuant to the Plan. At the Company's Annual Meeting of Stockholders held on June 27, 1997, the Stockholders approved a proposal amending the Plan to increase from 3,700,000 to 4,700,000 the number of shares of Common Stock authorized for issuance upon exercise of options granted pursuant to the Plan.

REASONS FOR THE PLAN AMENDMENT

      The Board believes that the issuance of stock options increases the incentive of, and attracts and encourages the continued employment and service of qualified directors, officers and other key employees by facilitating their purchase of a stock interest in the Company. In addition, the granting of stock options helps align the financial interests of directors, officers and other key employees receiving such options with the stockholders because such directors', officers' and key employees' compensation increases as the price of the Common Stock increases. As of the Record Date, only _______ shares remain available for future option grants under the Plan. The proposed amendment, if approved by the Company's stockholders, will increase to 15,000,000 (2,500,000 if the Reverse Split is implemented) the number of shares of Common Stock authorized for issuance under the Plan (equal to approximately ____% of the outstanding Common Stock, __% if the Reverse Split is implemented), including _________ shares reserved for future options. The Board believes that more shares than those remaining available under the Plan are needed to help the Company meet its goals using stock options.

      The Board has determined that it is advisable that the Company and its Stockholders continue to have the incentive of stock options available as a means of attracting and retaining directors, officers and key employees. As the Company progresses, the Company needs the ability to attract and retain such directors, officers and key employees, including moving them into positions in the Company where, in the judgment of the Board, such individuals can continue to help the Company develop and market products and services. The Board believes that an initial or increased stock option grant will be a valuable tool in attracting and retaining such individuals and providing added incentives for their continued contributions to the Company each which will serve to the ultimate benefit of the stockholders.

      The following summary of the Plan is qualified in its entirety by express reference to the text of the Plan.

DESCRIPTION OF THE PLAN

      The Plan, adopted by the Board and approved by the Stockholders in January 1992, as amended by the Board and approved by the Stockholders at the Company's Annual Meetings of Stockholders held on August 12, 1993, June 25, 1996 and June 27, 1997, authorizes the granting of stock incentive awards ("Awards") of up to 4,700,000 shares of Common Stock to qualified officers, employees, directors, and third parties providing valuable services to the Company, E.G., independent contractors, consultants and advisors to the Company. The Plan provides for the granting of options that are intended to qualify as "incentive options" ("ISOs") under Section 422 of the Internal Revenue Code, as amended (the "Code"), as well as non-incentive options. The Plan also provides that Awards can be Stock Options ("Options"), SARs, Performance Share Awards ("PSAs") and Restricted Share Awards ("RSAs"). The number and kind of shares available under the Plan are subject to adjustment in certain events. Shares relating to Options and SARs which are not exercised in full, shares relating to RSAs which do not vest and shares relating to PSAs which are not issued will again be available for issuance under the Plan. No SARs, RSAs or PSAs have been granted under the Plan.

      The Plan may be administered by the Board or by a committee appointed by the Board and consisting of two or more members, each of whom must be a director and disinterested. The Plan is currently administered by the Compensation Committee of the Board (for purposes hereof, the administering body is referred to as the "Compensation Committee") pursuant to an appointment by the Board. The Compensation Committee currently consists of Messrs. Devine, Klosterman, and Santangelo. The Compensation Committee determines the number of shares to be covered by an Award, the term and exercise price, if any, of the Award and other terms and provisions of Awards.

      The exercise price for Options is to be determined by the Compensation Committee, but in the case of an ISO is not to be less than fair market value on the date the Option is granted (110% of fair market value in the case of an ISO granted to any person who owns more than 10% of the Common Stock). The purchase price is payable in any combination of cash, shares of Common Stock already owned by the participant for at least six months or, if authorized by the Compensation Committee, a promissory note secured by the Common Stock issuable upon exercise of the Option. In addition, the Award agreement may provide for

"cashless" exercise and payment. Subject to certain early termination or acceleration provisions, an Option is exercisable, in whole or in part, from the date specified in the related Award agreement (which may be six months after the date of grant) until the expiration date determined by the Compensation Committee, but not to exceed ten years (five years for any person who owns more than 10% of the outstanding Common Stock).

      Persons to whom Options are granted prior to the expiration of a resale restriction period must execute a letter agreement agreeing to certain restrictions on the sale of the shares issuable upon exercise of such Options. The Company intends to register under the Securities Act of 1933, as amended, the shares issuable pursuant to the Plan, which shares will be freely tradable subject to certain limitations on shares held by affiliates.

      As of the Record Date, the Compensation Committee had granted, and as of the Record Date there is still outstanding, non-qualified stock options with respect to 2,495,952168009000 shares at various exercise prices. The vesting of Options varies with respect to each grant of Options. As discussed above, on March 11, 1998, the exercise price of all outstanding options under the Plan was changed to $.78. See "Proposal 1. Election of Directors - Option Repricing."

      An SAR is the right to receive payment based on the appreciation in the fair market value of Common Stock from the date of grant to the date of exercise. In its discretion, the Committee may grant an SAR concurrently with the grant of an Option. An SAR is only exercisable at such time, and to the extent, that the related Option is exercisable. Upon exercise of an SAR, the holder receives for each share with respect to which the SAR is exercised an amount equal to the difference between the exercise price under the related Option and the fair market value of a share of Common Stock on the date of exercise of the SAR. The Compensation Committee, in its discretion, may pay the amount in cash, shares of Common Stock or a combination thereof.

      A RSA is an Award of a fixed number of shares of Common stock subject to restrictions. The Compensation Committee specifies the price, if any, the recipient must pay for such shares. Shares included in a RSA may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until they have vested. These restrictions may not terminate earlier than six months after the Award date. The recipient is entitled to dividend and voting rights pertaining to such RSA shares even though they have not vested, so long as such shares have not been forfeited.

      A PSA is an Award of a fixed number of shares of Common Stock the issuance of which is contingent upon the attainment of certain performance objectives, and the payment of certain consideration, if any, as is specified by the Compensation Committee. Issuance shall, in any case, not be earlier than six months after the Award date.

      The Plan also provides for certain stock depreciation protection, tax-offset bonuses and tax withholding using shares of Common Stock instead of cash.

      Upon the date a participant is no longer employed by the Company for any reason, shares subject to the participant's RSAs which have not become vested by such date or shares subject to the participant's PSAs which have not been issued by such date shall be forfeited in accordance with the terms of the related Award agreements. Options which have become exercisable by the date of termination of employment must be exercised within certain specified periods of time from the date of such termination, the period of time depending on the reason of termination. Options which have not yet become exercisable on the date the participant terminates employment for a reason other than retirement, death or total disability shall terminate on such date.

      The Board may, at any time, terminate, amend or suspend the Plan. However, the Board may not amend the Plan, except subject to the approval of the Company's stockholders, if such amendment would (1) materially increase the benefits accruing to eligible individuals under the Plan, (2) increase the aggregate number of shares which may be issued under the Plan or (3) modify the requirements of eligibility for participation in the Plan. Accordingly, and in order to seek to continue to take advantage of the exemption from the short-swing profit rules under Section 16(b) (which may be applicable to certain participants in the Plan) under the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder, stockholders' approval is being sought for the amendment to the Plan. No amendment, suspension or termination of the Plan may, without the consent of the optionee to whom an Award has been granted, in any way modify, amend, alter or impair any rights or obligations under any Award previously granted under the Plan.

MARKET VALUE

      On April [9], 1998, the closing bid price for the Common Stock on the SmallCap Market was $_____.

RECOMMENDATION AND VOTE

   Approval of the proposed amendment to the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

      The Board recommends a vote "FOR" approval of the proposed Plan Amendment.

                           PROPOSAL 5. APPOINTMENT OF
                              INDEPENDENT AUDITORS

      Subject to Stockholder ratification, the Board, on the recommendation of the Audit Committee, has appointed Ernst & Young LLP to continue as its independent auditors for the fiscal year ending December 31, 1998.

      Ernst & Young LLP has been the Company's independent auditors since October 1992. The Board recommends that the Stockholders vote "FOR" such ratification. If the Stockholders do not ratify this appointment, other independent auditors will be considered by the Board upon recommendation of the Audit Committee. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

      In order to be eligible for inclusion in the Company's Proxy Statement for the 1999 Annual Meeting of Stockholders, Stockholder proposals must be received by the Secretary of the Company at its executive offices by December 7, 1998.

                                 OTHER BUSINESS

      It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their sole discretion on such business and any matters dealing with the conduct of the Annual Meeting.

                                          By Order of the Board

                                          David E. Brogan
                                          Chief Financial Officer and
Secretary
Dated: April [10], 1998

                                                                       EXHIBIT A

      PROPOSED REVERSE SPLIT CERTIFICATE AMENDMENT TO THE CERTIFICATE OF
                 INCORPORATION OF THE NATIONAL REGISTRY INC.

      ARTICLE FOUR of the Certificate of Incorporation is amended by deleting it in its entirety and replacing it with the foregoing:

      "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 26,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), and (ii) 25,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"). Upon amendment to this Articles to read as herein set forth, each six (6) shares of outstanding Common Stock is converted into and reconstituted as one (1) share of Common Stock."

                                                                       EXHIBIT B

              PROPOSED COMMON STOCK AMENDMENT TO THE CERTIFICATE OF
                   INCORPORATION OF THE NATIONAL REGISTRY INC.

      ARTICLE FOUR of the Certificate of Incorporation is amended by replacing the reference to "75,000,000 shares of Common Stock" with "25,000,000 shares of Common Stock."